UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):March 30, 2011

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)
9300 Shelbyville Road, Suite 1000
Louisville, Kentucky 40222
(Address of Principal Executive Offices)

502-657-3500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03Creation of a Direct Financial Obligation

As detailed in our quarterly report on form 10-Q filed on February 14, 2011, Beacon Enterprise Solutions Group, Inc. (the “Company”) initiated a private placement of 12 month Senior Secured Notes(“Notes”) with warrants to purchase shares of the Company’s common stock.  The terms of the Notes and warrants issued in association with this transaction are included in the 10-Q and are incorporated herein by reference.  On March 30, 2011, the private placement was completed resulting in the issuance of a total of $3.0 million of Notes and 449,999 warrants.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 2.03 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: April 1, 2011	By:	/s/ Michael Grendi
Michael Grendi,
Principal Financial Officer